UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
January 24, 2017
Date of Report (Date of Earliest Event Reported)
Fortive Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	001-37654 (Commission File Number)	47-5654583 (I.R.S. Employer Identification No.)
6920 Seaway Blvd Everett, WA 98203 (Address of principal executive offices)
Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The Board of Directors (the “Board”) of Fortive Corporation (the “Company”) further amended and restated the Company’s Bylaws, effective January 24, 2017 (the “Bylaws”), to implement proxy access.
A new Section 2.12 in Article 2 of the Bylaws was added to permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials directors constituting up to 20% of the Board, provided that the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in such Section 2.12 of the Bylaws.
In addition, such new Section 2.12 of the Bylaws (i) requires certain representations from the nominating stockholder(s), and (ii) requires written notice of the nomination(s) to be delivered to the Company by the nominating stockholder(s) no less than 120 days nor more than 150 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of the stockholders.
The amended Bylaws include other miscellaneous, ministerial, clarifying and conforming changes.
The foregoing description is qualified in its entirety by reference to the text of the Bylaws attached hereto as Exhibit 3.2 to this Current Report.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
3.2	Amended and Restated Bylaws of the Company, effective January 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FORTIVE CORPORATION
By:     /s/ Daniel B. Kim
    Name:    Daniel B. Kim
    Title:     Vice President - Associate General Counsel

Date: January 26, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.2	Amended and Restated Bylaws of the Company, effective January 24, 2017